Exhibit 99.1

Netcapital Inc. Announces Appointment of Rich Wheeless as CEO

●	NCPL to Expand Beyond Traditional Securities into Crypto and Blockchain-Enabled Investments

BOSTON, MA – December 8, 2025 – Netcapital Inc. (Nasdaq: NCPL, NCPLW) (the “Company”), a digital private capital markets ecosystem, today announced the appointment of Rich Wheeless as CEO. Former CEO, Martin Kay, will remain as an advisor to the company.

Mr. Wheeless is a seasoned executive with more than 20 years of financial leadership and corporate management experience across multiple industries in both public and private enterprises. He was most recently the Chief Executive Officer of a publicly traded logistics and warehousing solutions company and has served as an active investor, adviser, and board member for numerous privately held organizations.

Previously, he was the Chief Financial Officer of Taal Distributed Information Technologies Inc., a publicly traded company. Before that, he served as CFO of Rivetz Corp., a financial security software company, as well as CFO of LaunchKey Inc. and Pilus Energy—both ultimately acquired by publicly traded firms. Earlier in his career, he held the role of Director of Finance and Assistant Treasurer at Xtek, Inc., a privately owned manufacturer of custom-engineered steel replacement parts.

Mr. Wheeless’s background also includes managerial positions at Fortune 30 companies Johnson & Johnson and Cardinal Health, and he began his career in the private equity division of Citigroup. He has expertise in mergers and acquisitions, credit, treasury, corporate finance, financial reporting, operations, and corporate turnarounds, including multiple successful engagements with State of Ohio–funded companies under former Governor John Kasich.

He holds an MBA with honors from Otterbein University and a Bachelor of Science in Finance from Miami University. Mr. Wheeless is also a guest lecturer at universities and the co-author of a finance book.

“I am excited to join Netcapital’s management team and to build upon the company’s existing platform,” stated Rich Wheeless, Netcapital Inc. CEO. “By expanding beyond traditional securities, we believe there is a significant opportunity for revenue enhancement moving forward while helping small businesses integrate crypto and blockchain into their financing and capital markets strategy. I look forward to working with investors, clients, employees and government to create value and drive the company’s future direction.”

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The Company’s consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies. The Company’s funding portal, Netcapital Funding Portal, Inc. is registered with the U.S. Securities & Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association. The Company’s broker-dealer, Netcapital Securities Inc., is also registered with the SEC and is a member of FINRA.

Forward Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contact

800-460-0815

ir@netcapital.com